Exhibit 24(b)5(a)

Application for Individual Deferred Variable Annuity - Investment Advisory

Section 1 - Proposed Annuitant

Name (print first, middle, last name, and suffix, as applicable)

Date of birth	Sex	Residence state

Section 2 - Proposed Joint Annuitant

Name (print first, middle, last name, and suffix, as applicable)

Date of birth	Sex	Residence state

Section 3 - Third Party Ownership

Reason for Third Party Ownership

Type of owner:

☐ Individual(s)

☐ Trust - The trust must be for the benefit, direct or indirect, of the member, member’s family or dependent(s).

☐ Business

Section 4 - Military Service

☐ Yes	☐ No	Is any Owner (age 18 - 70) currently engaged in full-time active military service (includes National Guard and Reserve duty if serving under published orders for active duty or full-time training)?

Section 5 - Replacement

☐ Yes	☐ No	1.	Does any proposed applicant have one or more existing life insurance policies or annuity contracts with Thrivent Financial or another insurance company?

☐ Yes	☐ No	2.	Is the contract intended to replace any part of, or all of, another company’s life insurance policy or annuity contract?

☐ Yes	☐ No	3.	Is the contract intended to replace any part of, or all of, a Thrivent Financial or subsidiary of Thrivent Financial life insurance policy or annuity contract?

ICC16 23966	Page 1 of 4	N4-17

Section 6 - Flexible Premium Deferred Variable Annuity Product Information

Plan type:
☐ Nonqualified	☐ Roth IRA	☐ SEP
☐ Traditional IRA	☐ SIMPLE IRA

Total initial premium:
$	☐ No premium with application

Billing frequency:

☐ Annually      ☐ Semiannually      ☐ Quarterly      ☐ Monthly      ☐ No bill

Premium billing amount:

$

Optional death benefit rider - Standard Death Benefit is included in the contract. In addition, I elect the following optional death benefit rider:

☐ Yes      ☐ No       Maximum Anniversary Death Benefit Rider

Premium allocations - Must total 100% and be in whole numbers:

Contract Allocations	Initial		Billed		Contract Allocations	Initial		Billed
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%
		%		%			%	%

Automatic transfers:
☐ Yes	☐ No	Dollar Cost Averaging - Money Market
☐ Yes	☐ No	Dollar Cost Averaging - Fixed Account
☐ Yes	☐ No	Automatic Asset Rebalancing

ICC16 23966	Page 2 of 4	N4-17

Section 7 - Special Requests

Section 8 - Beneficiary Designation

List the full name, relationship to member/payee, date of birth, Social Security number, address, and phone number for each beneficiary.

Primary:

First Contingent:

Second Contingent:

ICC16 23966	Page 3 of 4	N4-17

Section 9 - Agreements and Signatures

I understand and agree that:

1.	I have read (or have had read to me) and verified all statements and answers recorded on this application. They are, to the best of my knowledge and belief, true, complete and correctly recorded.
2.	This application will become part of the contract.
3.	No representative of Thrivent Financial except the president or secretary can make or alter any contract or waive any of Thrivent Financial’s rights or requirements.
4.	Under the annuity contract applied for, the Accumulated Value and Death Proceeds may increase or decrease daily based on the investment experience of the Variable Account; and the annuity payments, when based on the investment experience of the Variable Account, are variable and are not guaranteed as to minimum dollar amount.
5.	I have received a current variable annuity prospectus.
6.	I have received the current Beneficiary Provisions. I understand the provisions and agree to their terms.

The signature below applies to all sections and statements made on this application.

Signed at state -

[Illinois Guaranty Fund Fraternal Disclosure to appear here]

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signature of proposed annuitant	Date signed

X
Signature of proposed joint annuitant	Date signed

X
Signature of owner	Date signed

X
Signature of owner	Date signed

X
Signature of owner	Date signed

X
Signature of owner	Date signed

X
I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant(s)/owner(s).
Signature of representative	Date signed

X
Name and code number of representative

ICC16 23966	Page 4 of 4	N4-17